Exhibit 21.1

SUBSIDIARIES OF INFOR, INC.

Name of Subsidiary/Branch	Jurisdiction
North America
Infinium Software, Inc.	US — Massachusetts
Infor (Canada), Ltd.	Canada
Infor (US), Inc.	US — Delaware
Infor Public Sector, Inc.	US — California
Platform Settlement Services, LLC	US — Delaware
Seneca Acquisition Subsidiary Inc.	US — Delaware
Latin America
CLS de Mexico, S.A. de C.V.	Mexico City, Federal District
Datastream Latinamerica S.R.L.	Uruguay
Infor (Argentina) S.A.	Argentina
Infor Chile Softwares Ltda.	Chile
Infor Colombia S.A.S.	Colombia
Infor do Brasil Softwares Ltda.	Brazil
Infor Global Solutions (Venezuela) C.A.	Venezuela
Infor International Software, Inc.	Puerto Rico
Infor Mexico Softwares S.A. de C.V.	Mexico
Perville S.A.	Uruguay
EMEA
Alfa-Beta Solutions B.V.	Netherlands
Axcentro Solutions GmbH	Switzerland
Infor (Barneveld) B.V.	Netherlands
Infor (Belgium) N.V.	Belgium
Infor (Česká Republika) s.r.o.	Czech Republic
Infor (Deutschland) GmbH	Germany
Infor (Farnborough) Ltd.	United Kingdom
Infor (France) S.A.S.	France
Infor (Ireland) Ltd.	Ireland
Infor (Italia) s.r.l.	Italy
Infor (Midlands ) Ltd.	United Kingdom
Infor (Midlands II) Ltd.	United Kingdom
Infor (Midlands IV) Ltd.	United Kingdom
Infor (Nederlands) B.V.	Netherlands
Infor (Norge) AS	Norway
Infor (Österreich) GmbH	Austria
Infor (Polska) Sp. zo.o.	Poland
Infor (Saudi Arabia) Ltd.	Kingdom of Saudi Arabia
Infor (Schweiz) AG	Switzerland
Infor (South Africa) Pty. Ltd.	South Africa
Infor (Zug) GmbH	Switzerland

Infor (Subholdings) Ltd.	United Kingdom
Infor (Sweden) AB	Sweden
Infor (United Kingdom) Ltd.	United Kingdom
Infor Communication Israel Ltd.	Israel
Infor Danmark A/S	Denmark
Infor Egypt LLC	Egypt
Infor Global Solutions (Midlands III), Ltd.	United Kingdom
Infor Global Solutions (Midlands V) Co.	United Kingdom
Infor Global Solutions (Midlands VI) Ltd.	United Kingdom
Infor Global Solutions EMEA Holdings Ltd.	United Kingdom
Infor Global Solutions European Finance S.A.R.L.	Luxembourg
Infor Global Solutions Holding GmbH	Germany
Infor Global Solutions Informática e Consultoria, Lda.	Portugal
Infor Global Solutions OY	Finland
Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom
Infor Holdings (Sweden) AB	Sweden
Infor Holdings BV	Netherlands
Infor International Holdings BV	Netherlands
Infor Middle East FZ-LLC	United Arab Emirites
Infor Software (Russia) LLC	Russia
Infor Global Espana y Portugal	Spain
Infor UK Holdings Ltd.	United Kingdom
Merit Central Europe AG	Switzerland
Merit Consulting Ltd.	United Kingdom
Predictix Tunisia SARL	Tunisia
Quantum Solutions Holding Co. Ltd.	Ireland
SSA Global Technologies Ltd.	Israel
Starmount (UK) Ltd.	United Kingdom
Sugar Acquisition Ltd.	United Kingdom
Systems Union Group Ltd.	United Kingdom
Systems Union International B.V.	Netherlands
APAC
Birst India Private Ltd.	India
Boss Solution Ltd.	Hong Kong
EXE Technologies (Shanghai) Co., Ltd.	China
GT Nexus International Ltd.	Hong Kong
GT Nexus Services Pvt. Ltd.	Sri Lanka
GT Nexus Software Pvt. Ltd.	India
Infor (ANZ Holdings) Pty. Ltd.	Australia
Infor (China) Ltd.	China
Infor (Hong Kong) Ltd.	Hong Kong
Infor (India) Pvt. Ltd.	India
Infor (Korea) Ltd.	Korea
Infor (Malaysia) Sdn. Bhd.	Malaysia
Infor (New Zealand)	New Zealand

Infor (S.E.A.) Pte. Ltd.	Singapore
Infor (Singapore Holdings) Pte. Ltd.	Singapore
Infor Global Solutions (ANZ) Pty. Ltd.	Australia
Infor Global Solutions (Beijing) Co., Inc.	China
Infor International Software, Inc.	Philippines
Infor Japan K.K.	Japan
Infor Manufacturing (Malaysia) Sdn. Bhd.	Malaysia
Infor Philippines SAAS, Inc.	Philippines
Infor PSSC, Inc.	Philippines
Infor Software (Thailand) Co Ltd.	Thailand
JBA International Philippines, Inc.	Philippines
PT Infor Software Indonesia	Indonesia
SoftBrands (HK) Ltd.	Hong Kong
TradeCard Enterprise Mgmt. Consulting (Shenzhen) Co. Ltd.	China